Exhibit 23.1

Lime Energy Co.

Elk Grove Village, Illinois

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated March 10, 2011, relating to the consolidated financial statements and schedule of Lime Energy Co. appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP

Chicago, Illinois

September 1, 2011